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                                                                    EXHIBIT 10.4

                       THIRD AMENDMENT TO STOCK PURCHASE,
                   REORGANIZATION AND JOINT VENTURE AGREEMENT


         This THIRD AMENDMENT TO STOCK PURCHASE, REORGANIZATION AND JOINT VENTURE AGREEMENT ("Agreement") is made and entered into this ______ day of April, 2001, by and among SIEMENS MEDICAL SYSTEMS, INC. ("SIEMENS"), CTI, INC. ("CTI"), CTI PET SYSTEMS, INC. ("CPS"), DR. TERRY D. DOUGLASS, DR. RONALD NUTT, MICHAEL C. CRABTREE, and J. KELLY MILAM.

         WHEREAS, on December 10, 1987, the parties entered into a Stock Purchase, Reorganization and Joint Venture Agreement ("Joint Venture Agreement" or "JV");

         WHEREAS, the parties have amended the Joint Venture Agreement on two previous occasions, including on June 30, 1997 ("June 30, 1997 Amendment"), when they agreed that any dispute arising out of or relating to the JV would be subject to mediation and binding arbitration before the American Arbitration Association ("AAA");

         WHEREAS, certain disputes have arisen among the parties relating to the Joint Venture Agreement and the amendments thereto, and the parties have attempted to resolve these disputes through negotiation but without success;

         WHEREAS, the parties desire to modify the dispute resolution process called for by the June 30, 1997 Amendment solely for the purpose of selecting a neutral mediator and arbitrator instead of utilizing the AAA to resolve the Issues, as defined in the Pre-Arbitration Procedural Stipulation executed contemporaneously herewith.

         NOW, THEREFORE, in consideration of the foregoing recitals as well as the mutual terms, covenants, and conditions set forth herein, the sufficiency of which are hereby acknowledged, the parties agree to modify the June 30, 1997 Amendment as follows:


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1.       To allow the appointment of the Honorable Sam C. Pointer, Jr. as the neutral arbitrator to resolve the Issues between the parties with the rules and procedures to be followed in the arbitration to be agreed to by the parties or as directed by the arbitrator,

2.       To forego the use of the AAA in resolving the Issues among the parties,

3. To allow the mediation process to proceed on a parallel track as the arbitration, and

4. To provide that any final award rendered by the arbitrator shall be binding on the parties and shall be enforceable under the Federal Arbitration Act and Tennessee law. Judgment on the award shall be entered by either party in any court having jurisdiction.

         It is further understood and agreed that all other provisions of the June 30, 1997 Amendment, including but not limited to the provisions in paragraph 18.3 not in conflict with this Third Amendment, shall remain in full force and effect and that this Third Amendment is only applicable to the resolution of the Issues.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.


SIEMENS MEDICAL SYSTEMS, INC.                         CTI PET SYSTEMS, INC.


By:      /s/ Thomas N. McCausland                     By:      /s/ Terry D. Douglass
   -----------------------------------------             -----------------------------------------
         Thomas N. McCausland                                  Terry D. Douglass, Ph.D.
         President                                             President



CTI, INC.


By:      /s/ Terry D. Douglass
   -----------------------------------------
         Terry D. Douglass, Ph.D.
         President



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TERRY D. DOUGLASS, Ph.D.


         /s/ Terry D. Douglass
--------------------------------------------
Terry D. Douglass, Ph.D.


RONALD NUTT, Ph.D.


         /s/ Ronald Nutt
--------------------------------------------
Ronald Nutt, Ph.D.


MICHAEL C. CRABTREE


         /s/ Michael C. Crabtree
--------------------------------------------
Michael C. Crabtree


J. KELLY MILAM


         /s/ J. Kelly Milan
--------------------------------------------
J. Kelly Milam